Transaction Agreement

NAVER Corporation

SoftBank Corp.

December 23, 2019

Transaction Agreement

NAVER Corporation (hereinafter referred to as “NAVER”) and SoftBank Corp. (hereinafter referred to as “SoftBank”) enter into this Transaction Agreement (hereinafter referred to as the “Transaction Agreement”) as of December 23, 2019, with regard to the business integration of LINE Corporation (hereinafter referred to as “LINE”) and Z Holding Corporation (hereinafter referred to as “ZHD”) and a series of transactions for implementing the business integration. In this Transaction Agreement, NAVER and SoftBank shall be referred to respectively as a “Shareholder Party” and the LINE and ZHD shall be referred to respectively as an “Integration Party.”

Section 1 (Purposes)

1.

The Shareholder Parties and the Integration Parties entered into the Business Integration Agreement dated December 23, 2019 (hereinafter referred to as the “Business Integration Agreement”) regarding the implementation of a series of transactions with the purpose of having LINE go private and become a joint venture company of which all voting rights are equally owned by the Shareholder Parties (regardless of before or after the timing when both Shareholder Parties come to own all of the voting rights equally, LINE as such joint venture company, hereinafter referred to as the “JV Company”) and further having ZHD hold all the business currently owned by the Integration Parties and having the JV Company own a majority of the voting rights of ZHD (ZHD after having control over all of LINE’s business, hereinafter to be referred to as the “Integration Holding Company”) which maintains the listing as a holding company on the Tokyo Stock Exchange (such series of transactions hereinafter referred to as the “Transaction”, and the business integration of LINE and ZHD realized by the Transaction hereinafter referred to as the “Business Integration”).

2.

The purpose of the Transaction Agreement is, in addition to the provisions of the Business Integration Agreement, to prescribe matters which shall be agreed upon between the Shareholder Parties with respect to the Transaction.

Section 2 (Definitions)

The terms used in the Transaction Agreement shall have the meanings set forth in Exhibit 1, unless the context clearly requires otherwise.

Section 3 (Compliance with Agreements by the Offeror Entity (NAVER Sub))

1.

In case NAVER uses, as the offeror entity for the LINE TOB, NAVER J. Hub Corporation (hereinafter referred to as “J. Hub”) or a subsidiary that NAVER newly establishes, holds all of its issued shares (excluding treasury shares) or interests directly, of which purpose of business is limited to the holding of the shares of the JV Company (hereinafter referred to as the “Offeror Entity (NAVER Sub)”, as of the execution date of this Transaction Agreement, NAVER contemplates using J. Hub as the Offeror Entity (NAVER Sub).), under the Transaction Agreement, the term “NAVER” shall be deemed to be replaced with “NAVER and the Offeror Entity (NAVER Sub)” and NAVER (i) shall cause the Offeror Entity (NAVER Sub) to comply with the obligations of the Offeror Entity (NAVER Sub) set forth in the Transaction Agreement after such replacement; and (ii) may, by itself or cause the Offeror Entity (NAVER Sub) to jointly exercise the rights of the Offeror Entity (NAVER Sub) set forth in the Transaction Agreement after such replacement.

2.

After the execution of the Transaction Agreement, to the extent that the Offeror Entity (NAVER Sub) becomes the offeror entity for LINE TOB and holds LINE common shares, NAVER shall not transfer, succeed, provide security or otherwise dispose of (hereinafter referred to as “Transfer”) the shares or interests of Offeror Entity (NAVER Sub) held by NAVER without the prior written consent of the SoftBank.

Section 4 (LINE TOB)

SoftBank and NAVER shall jointly implement LINE TOB in accordance with the applicable Laws and Regulations and the provisions of the Business Integration Agreement, provided, however, that the implementation of LINE TOB is subject to the fulfillment or waiver of all of the terms and conditions set forth in Section 2.1, Paragraph 2 of Business Integration Agreement.

Section 5 (LINE Squeeze-out)

After the settlement of LINE TOB is completed, in case not all of the Subject LINE Shares are acquired in LINE TOB, SoftBank and NAVER shall complete LINE squeeze-out procedure in cooperation with LINE in accordance with the applicable Laws and Regulations and provisions of the Business Integration Agreement.

Section 6 (ZHD Share Transfer)

For the purposes of transferring 2,125,366,950 shares of common stock in ZHD (hereinafter referred to as the “ZHD Shares”) held by SoftBank SPC to LINE (hereinafter referred to as the “ZHD Share Transfer”), ZHD TOB shall be implemented as part of such procedures in accordance with applicable Laws and Regulations and the provisions of the Business Integration Agreement.

Section 7 (Merger)

1.

The Shareholder Parties shall cause LINE as the JV Company to, and SoftBank shall cause SoftBank SPC to, implement the Merger in accordance with the applicable Laws and Regulations and the provisions of the Business Integration Agreement.

2.

SoftBank represents and warrants to NAVER that, on the date of execution of the Transaction Agreement and the effective date of the Merger (hereinafter, the “Merger Effective Date”) (provided, however, that for matters referred to at a particular time, at that time), each of the matters regarding SoftBank SPC set forth in Exhibit 2 is true and correct.

3.

Until the Merger Effective Date, SoftBank shall not cause SoftBank SPC to, without prior written consent of NAVER, make any Transfer of shares in ZHD other than Transfer contemplated under the Definitive Agreements (including tendering for the ZHD TOB and the share transfer set forth in Section 4.5 Paragraph 3 of the Business Integration Agreement), and take any action other than preparations for the Merger or other actions contemplated under the Definitive Agreements (including debt equity swap as payment of debts of SoftBank SPC under the Revolving Facility Agreement between SoftBank and SoftBank SPC set forth in Paragraph 10 of Attachment to Exhibit 2) or any action obliged under the applicable Laws and Regulations. SoftBank shall cause SoftBank SPC to pay and perform all of its debts and obligations owed to SoftBank under the “Business Transfer Agreement” executed between SoftBank and SoftBank SPC on January 17, 2019, and the “Share Purchase Agreement” executed between SoftBank and SoftBank SPC on November 18, 2019 by the Merger Effective Date, and shall not cause SoftBank SPC to leave any remaining debts or obligations thereof.

4.

With respect to the Contracts listed in Attachment to Exhibit 2, SoftBank shall not cause SoftBank SPC to leave any remaining rights or obligations thereof between SoftBank SPC and the counterparty thereunder, and shall cause SoftBank SPC to terminate such Contracts by the Merger Effective Date.

5.

SoftBank shall take necessary measures by the Merger Effective Date to ensure that there is no remaining asset and debt and right and obligation (provided, however, excluding those set forth in Exhibit 3) of SoftBank SPC, and that SoftBank SPC holds the cash provided in Paragraph 1 in Exhibit 3 as of the Merger Effective Date.

Section 8 (Shareholding Adjustment)

In order for each Shareholder Party to hold the voting rights (as for NAVER, including voting rights held through Offeror Entity (NAVER Sub)) in LINE at the rate of 50:50 upon the effectuation of the Merger, SoftBank shall transfer to NAVER or Offeror Entity (NAVER Sub) the necessary number of LINE common shares for JPY 9,800,000,000 by the day before the ZHD TOB settlement commencement date, and NAVER or Offeror Entity (NAVER Sub) shall purchase such shares from SoftBank.

Section 9 (Representations and Warranties)

1.

NAVER represents and warrants to SoftBank that, as of the date of execution of the Transaction Agreement (in case the Offeror Entity (NAVER Sub) will be a company incorporated after the execution date of the Transaction Agreement, the date of incorporation of such company with respect to matters pertaining to such company) (provided, however, that, for matters referred to at a particular time, at that time), each of the matters set forth in Exhibit 4 is true and correct.

2.

SoftBank represents and warrants to NAVER that, at the date of execution of the Transaction Agreement (provided, however, that for matters referred to at a particular time, at that time), each of the matters set forth in Exhibit 5 is true and correct.

Section 10 (Grounds for Cancellation)

1.	The Transaction Agreement shall automatically cease to be effective upon the occurrence of any of the following events:

(1)	If both of the Shareholder Parties agree in writing to terminate the Transaction Agreement;

(2)	Upon termination of the Business Integration Agreement; or

(3)	In the event the Transaction Agreement has been terminated pursuant to the immediately following Section.

2.

The termination of the Transaction Agreement shall not affect any rights and obligations which have already accrued under the Transaction Agreement at the time of such termination or will arise after such termination on the grounds that occurred prior to such termination.

3.	Notwithstanding the termination of the Transaction Agreement, this section and Sections 11 to 21 shall remain in full force and effect.

Section 11 (Grounds for Termination)

1.

Each Shareholder Party may terminate the Transaction Agreement upon written notice to the other Shareholder Party only prior to the commencement of LINE TOB in the event of a material breach of any of the representations and warranties or obligations set forth in the Transaction Agreement by the other Shareholder Party.

2.

The Transaction Agreement may be terminated only in accordance with the provisions set forth in the preceding paragraph and no Shareholder Party may terminate the Transaction Agreement based on any grounds other than set forth in the preceding paragraph irrespective of its legal basis.

Section 12 (Indemnification)

In the event of any damages, losses or expenses (including litigation costs, reasonable attorney fees) arising out of the other Shareholder Party’s breach of any of the representations, warranties, or obligations set forth in the Transaction Agreement, each Shareholder Party may demand indemnification from the other Shareholder Party.

Section 13 (Confidentiality)

Each Shareholder Party shall continue to comply with its confidentiality obligations as set forth in the Mutual Confidentiality Agreement dated September 10, 2019 among both of the Shareholder Parties and both of the Integrated Parties (including amendments thereafter, hereinafter referred to as “MCA”).

Section 14 (Disclosure)

1.

Neither Shareholder Party shall make any press releases or other disclosures concerning the Transaction, except when the Shareholder Party has consulted and agreed with the other Shareholder Party in advance on the content, timing, and methods of the disclosure. However, each Shareholder Party may make a disclosure to the extent necessary if it is required by (i) the applicable Laws and Regulations, or (ii) Government Body Decisions or any request from Government Agencies on reasonable grounds.

2.

The Shareholder Party, who makes a disclosure pursuant to the proviso of the preceding paragraph, to the extent practically possible, shall notify the other Shareholder Party in advance in writing of the content, time and method of the disclosure and consult with the other Shareholder Party in advance.

Section 15 (No Transfer of Contractual Status, Rights or Obligations)

No Shareholder Party shall, without the prior written consent of the other Shareholder Party, make any Transfer to any third party of the contractual status or all or part of its rights and obligations under the Transaction Agreement.

Section 16 (Cost and Expenses)

Each Shareholder Party shall bear its own costs and expenses incurred in connection with the execution and performance of the Transaction Agreement, except as otherwise expressly provided in the Definitive Agreements.

Section 17 (Notices)

Except as otherwise provided in the Transaction Agreement or as otherwise agreed between the Shareholder Parties, all notices, requests, consents and other communications between the Shareholder Parties made in accordance with the Transaction Agreement shall be in writing (if in a language other than English, together with the English translation thereof) and sent by registered air mail, DHL, Federal Express or other internationally recognized courier services issuing certificates of delivery, electronic mail (“Email”), or personal delivery to the following addresses of the other Shareholder Party (as for each Shareholder Party, all of the addresses listed in the items below, or if the other Shareholder Party designates a new address by a notice in accordance with this Section, such address). The notices will be deemed to have been received upon the other party’s receipt.

(1)	Notice to NAVER

Address: NAVER Green Factory, 6, Buljeong-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 13561 Korea

Attention:      Hee Cheol Kim, Executive Lead

Telephone:     +82-31-784-3959

Email:    h.c.kim@navercorp.com

Address: NAVER Green Factory, 6, Buljeong-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 13561 Korea

Attention:      Yeon-Ah Chung, Executive Lead

Telephone:     +82-31-784-3710

Email:    yeonah.chung@navercorp.com

with a copy to:

Address:    1-1-2, Otemachi, Chiyoda-ku, Tokyo 100-8124

Attention:    Nishimura & Asahi

                    Yoshiyuki Asaoka (Attorney at Law)

Telephone:    +81-3-6250-6663

Email:    19-00-08777@case.jurist.co.jp

(2)	Notice to SoftBank

Address: Tokyo Shiodome Building, 1-9-1, Higashi-Shimbashi, Minato-ku, Tokyo 105-7317

Attention:      Vice President & CCO, Legal Division Hideyuki Sato

Telephone:    +81-3-6889-6435

Email:    hideyuki.sato@g.softbank.co.jp

Address: Tokyo Shiodome Building, 1-9-1, Higashi-Shimbashi, Minato-ku, Tokyo 105-7317

Attention:      Senior Director, Corp. Planning Sachiyo Takizawa

Telephone:    +81-80-4150-0487

Email:    satakiza@g.softbank.co.jp

Section 18 (Modification and Amendment)

This Transaction Agreement may be modified or amended by, but only by, the written agreement of both Shareholder Parties.

Section 19 (Entire Agreement)

This Transaction Agreement, together with other Definitive Agreements, contains the entire agreement between the Shareholder Parties with respect to the subject matter of the Transaction Agreement and all prior contracts, agreements and other arrangements, both oral and written, between the Shareholder Parties with respect to the subject matter of this Transaction Agreement (excluding the MCA) shall cease to be effective as of the date of this Transaction Agreement.

Section 20 (Language)

This Transaction Agreement shall be made in Japanese, and if there is any discrepancy between the Japanese version and the translation in other languages, the Japanese version shall prevail.

Section 21 (Good Faith Negotiation)

Any matter not stipulated in this Transaction Agreement or any question concerning the interpretation of any of the provisions of this Transaction Agreement shall be resolved upon good faith consultation between the Shareholder Parties.

Section 22 (Governing Law and Jurisdiction)

1.	This Transaction Agreement shall be governed by and construed in accordance with the laws of Japan.

2.

Any and all disputes arising between the Shareholder Parties in connection with this Transaction Agreement shall be submitted to the exclusive jurisdiction of the Tokyo District Court as the court of first instance.

(hereinafter left blank)

IN WITNESS WHEREOF, two (2) copies of this Transaction Agreement shall be executed, and one (1) copy each shall be retained upon signing and affixing seals thereto.

December 23, 2019

NAVER:

/s/ SEONGSOOK HAN

Bundang-gu, Seongnam-si, Gyeonggi Province

NAVER Corporation

SEONGSOOK HAN, CEO

Transaction Agreement – Signature Page (NAVER)

SoftBank:

/s/ Ken Miyauchi

1-9-1, Higashi-Shimbashi, Minato-ku, Tokyo

SoftBank Corp.

Representative Director, President and CEO

Ken Miyauchi

Transaction Agreement – Signature Page (SoftBank)

Exhibit 1

Definitions

1.

“Affiliated Company” has the meaning set forth in Article 8, Paragraph 5 of the Regulation for Terminology, Forms and Preparation of Financial Statements (Ordinance of the Ministry of Finance No. 59 of 1963, as amended).

2.	“Business Integration” has the meaning set forth in Section 1, Paragraph 1.

3.	“Business Integration Agreement” has the meaning set forth in Section 1, Paragraph 1.

4.	“Capital Alliance Agreement” means the Capital Alliance Agreement dated December 23, 2019 between the Integration Parties.

5.	“Contracts” means all legally binding agreements, whether oral or in writing or otherwise means.

6.	“Definitive Agreements” means, collectively, the Joint Venture Agreement, Transaction Agreement, Business Integration Agreement and Capital Alliance Agreement.

7.

“Encumbrances” means, collectively, any right of retention, lien, pledge, mortgage, security assignment or other security interest or encumbrance, or any prohibition or restriction on use, earnings or Transfer.

8.

“Government Body” means, collectively, a super-national, national, state, regional, municipal or other governmental agency (including administrative agency, regulatory agency, supervisory agency, court), arbitral body or financial instruments exchange or other self-regulatory organizations or any other person equivalent thereto.

9.

“Government Body Decisions” means, collectively, judgments, decisions, orders, judicial settlements, permits, authorizations, licenses, approvals, recommendations, guidance, instructions and other decisions of the Government Agencies.

10.	“Integration Holding Company” has the meaning set forth in Section 1, Paragraph 1.

11.	“Integration Party” has the meaning set forth in the preamble.

12.	“J. Hub” has the meaning set forth in Section 3, Paragraph 1.

13.	“Joint Venture Agreement” means the Joint Venture Agreement executed between the Shareholder Parties on December 23, 2019.

14.	“JV Company” has the meaning set forth in Section 1, Paragraph 1.

15.

“Laws and Regulations” means any law, cabinet order, ministerial ordinance, regulation, judgment, decision, order, notification, notice, ordinance or other regulation or restrictions established by the Government Agencies, or any national or multilateral treaty or agreement.

16.	“LINE” has the meaning set forth in the preamble.

17.	“LINE Squeeze-out” has the meaning set forth in the Business Integration Agreement.

18.	“LINE TOB” has the meaning set forth in the Business Integration Agreement.

19.	“MCA” has the meaning set forth in Section 12.

20.	“Merger” has the meaning set forth in the Business Integration Agreement.

21.	“Merger Effective Date” has the meaning set forth in Section 7, Paragraph 2.

22.	“NAVER” has the meaning set forth in the preamble.

23.	“Offeror Entity (NAVER Sub)” has the meaning set forth in Section 3, Paragraph 1.

24.	“Shareholder Party” has the meaning set forth in the preamble.

25.	“Shareholding Adjustment” has the meaning set forth in the Business Integration Agreement.

26.	“SoftBank” has the meaning set forth in the preamble.

27.	“SoftBank SPC” means Shiodome Z Holdings Co., Ltd.

28.	“SoftBank SPC Shares” has the meaning set forth in Paragraph 4, Item (1) of Exhibit 2.

29.	“Subject LINE Shares” has the meaning set forth in the Business Integration Agreement.

30.

“Subsidiary” has the meaning set forth in Article 8, Paragraph 3 of the Regulation for Terminology, Forms and Preparation of Financial Statements (Ordinance of the Ministry of Finance No. 59 of 1963, as amended).

31.	“Transaction” has the meaning set forth in Section 1, Paragraph 1.

32.	“Transaction Agreement” has the meaning set forth in the preamble.

33.	“Transfer” has the meaning set forth in Section 3, Paragraph 2.

34.	“ZHD” has the meaning set forth in the preamble.

35.	“ZHD Shares” has the meaning set forth in Section 6.

36.	“ZHD Share Transfer” has the meaning set forth in Section 6.

37.	“ZHD TOB” has the meaning set forth in the Business Integration Agreement.

Exhibit 2

Representations and Warranties of SoftBank SPC

1.	Organization and Existence

(1)

SoftBank SPC is a Kabushiki-Kaisha which is duly organized and validly existing under the laws of Japan as of the execution date of the Transaction Agreement (in the event that an entity conversion to a Godo-Kaisha is conducted by the effective time of the Merger after the execution of the Transaction Agreement, SoftBank SPC is a Godo-Kaisha which is validly existing on and after the effective time of such entity conversion) and has the full corporate power and authority to carry on its business currently operated.

(2)	SoftBank SPC has not carried on any business other than owning of the ZHD Shares on and after April 1, 2019.

2.	Subsidiary and Affiliated Company

SoftBank SPC has no Subsidiary or Affiliated Company.

3.	Nonexistence of Bankruptcy Proceedings

No petition for or commencement of bankruptcy proceedings has been or is likely to be filed against SoftBank SPC. SoftBank SPC is not insolvent, unable to pay or suspended, and is not likely to fall into such condition.

4.	Shares or Equity of SoftBank SPC

(1)

As of the execution date of the Transaction Agreement, the total number of shares authorized to be issued by SoftBank SPC is 800 common shares and the total number of outstanding shares is 200 common shares (hereinafter, the “SoftBank SPC Shares”), and all outstanding shares are duly and validly issued and paid in full. There are no shares or equity, share options, convertible bonds or other rights to be convertible to or acquire shares or equity, or no agreements or resolutions to grant or approve the same, except for the SoftBank SPC Shares or the equity held by SoftBank.

(2)

SoftBank duly and validly holds all of the SoftBank SPC Shares or the equity of SoftBank SPC and is substantially and recorded in the stock ledger as the sole shareholder with respect to such shares or substantially and provided in the articles of incorporation as the sole equity holder with respect to such equity. The SoftBank SPC Shares or such equity has no encumbrances other than restriction on transfer under the articles of incorporation of SoftBank SPC. SoftBank or SoftBank SPC has not been or is subject to pending or threatened actions or claims from a third party with respect to the attribution of the SoftBank SPC Shares or the equity in SoftBank SPC. There are no Contracts between SoftBank and any third party with respect to any rights as the shareholder or equity holder of SoftBank SPC (including, but not limited to, exercise of voting right).

5.	Liabilities and Obligations

SoftBank SPC has no liabilities or obligations (regardless of potential, contingent unaccounted or other types of liabilities, and liabilities arising from act and omission by SoftBank SPC), except for those provided in Exhibit 3.

6.	Contracts

(1)	There are no Contracts to which SoftBank SPC is a party and is legally binding against SoftBank SPC, except for what those in the Schedule.

(2)

SoftBank SPC does not or is not likely to violate any Contracts which SoftBank SPC is a party to or is legally binding against SoftBank SPC. SoftBank SPC is not likely to assume any responsibility or liabilities with respect to such violation (regardless of the timing of such violation).

7.	Conflict with Laws and Regulations

SoftBank SPC has not been or does not violate any applicable Laws and Regulations or any Governmental Agencies Decisions in the past or at present, or is not likely to do so. SoftBank SPC is not likely to assume any responsibility or liabilities with respect to such violation (regardsless of the timing of such violation).

8.	Exclusion of Anti-social Forces

SoftBank SPC has not had or does not have any relationship with anti-social forces, in the past or at present, regardless of economic, business, employment, or delegation relationship, and does not conduct with anti-social forces any commercial transaction, giving or receiving of interests, or any other transaction, regardless of temporary or continuous.

9.	ZHD Shares held by SoftBank SPC

As of the execution of the Transaction Agreement, SoftBank SPC holds all of the ZHD Shares and is substantially and recorded in the stock ledger as the sole shareholder with respect to the ZHD shares. There are no encumbrances on the ZHD Shares. SoftBank or SoftBank SPC has not been or subject to pending or threatened actions or claims from a third party with respect to the attribution of the ZHD Shares. There are no Contracts between SoftBank or SoftBank SPC and any third party with respect to any rights as the shareholder of ZHD (including, but not limited to, exercise of voting rights).

10.	Fair Disclosure

The information with respect to SoftBank SPC disclosed by SoftBank or its advisers to NAVER or its advisers under the Definitive Agreements or in connection with the Definitive Agreements or the execution and performance thereof is true and correct, and has not lacked any information necessary not to cause any misunderstanding by NAVER or its advisers.

End

Schedule

Contracts Executed by SoftBank SPC

1.	“Service Agreement” between SoftBank and SoftBank SPC dated November 14, 2018

2.	“Service Agreement” between Yotsuya Partners Accounting Office and SoftBank SPC dated March 31, 2019

3.	“Secondment Master Agreement” between SoftBank and SoftBank SPC dated February 1, 2017

4.	“Memorandum on Sharing Tokyo Shiodome Building Office” between SoftBank and SoftBank SPC dated July 31, 2018, and “Amended Memorandum” dated April 1, 2019

5.	“Memorandum on Sharing Office” among Mori Trust Co., Ltd., Sumitomo Realty & Development Co., Ltd., SoftBank and SoftBank SPC dated October 29, 2018

6.	“Memorandum on Treatment of Security Deposits” among SoftBank Group Corp., SoftBank and SoftBank SPC dated July 31, 2018

7.	“Trademark License Agreement” between SoftBank and SoftBank SPC dated June 18, 2018

8.	“Software Sales Service Agreement” between SoftBank and SoftBank SPC dated June 18, 2018

9.	“Joint Research and Development Agreement” between SoftBank and SoftBank SPC dated June 27, 2018

10.	“Revolving Facility Agreement” between SoftBank and SoftBank SPC dated November 18, 2019

11.	Terms of Use to which SoftBank SPC agrees in relation to use of services provided by the following third-party suppliers:

(1)	Freee

(2)	Apple Developer Program

(3)	WIX

(4)	Onamae.com

Exhibit 3

Remaining Assets

1.

Cash equivalent to the total amount of payments made for the tender offer to the ZHD Shares acquired by LINE in the ZHD TOB and tendered by SoftBank SPC and, in the event that the share transfer between SoftBank and SotfBank SPC is conducted under Section 4.5, Paragraph 3 of the Business Integration Agreement, cash equivalent to the total amount of the transfer price of such transfer

2.	Tax liabilities arising in SoftBank SPC in relation to the disposal of ZHD Shares tendered by SoftBank SPC in the ZHD TOB

Exhibit 4

Representations and Warranties of NAVER

1.	Matters concerning NAVER

(1)	Organization and Existence

NAVER is a corporation duly organized and validly existing under the laws of the Republic of Korea and has the full corporate power and authority to carry on its business currently operated by it.

(2)	Authorization

NAVER has the full corporate power and authority to enter into and perform the Transaction Agreement. NAVER has duly and effectively implemented all internal procedures required by Laws and Regulations, its articles of incorporation and other internal rules with respect to the execution and performance of the Transaction Agreement.

(3)	Validity and Enforceability of the Transaction Agreements

The Transaction Agreement has been duly and validly executed by NAVER and, upon the execution by SoftBank, constitutes a legal, valid and binding obligation of NAVER enforceable against it in accordance with its terms, except to the extent unenforceable under Laws and Regulations.

(4)	No Violation

The execution and performance by NAVER of the Transaction Agreement do not violate the articles of incorporation of NAVER and other internal rules, the applicable Laws and Regulations, Government Body Decisions and other agreements to which NAVER is a party.

(5)	Exclusion of Anti-social Forces

NAVER has not had or does not have any relationship with anti-social forces, in the past or at present, regardless of economic, business, employment, or delegation relationship (excluding the provision of services by NAVER to many and unspecified users, and does not conduct with anti-social forces any commercial transaction, giving or receiving of interests, or any other transaction, regardless of temporary or continuous.

(6)	Nonexistence of Bankruptcy Proceedings

No petition for or commencement of bankruptcy proceedings has been or is likely to be filed against NAVER. NAVER is not insolvent, unable to pay or suspended, and is not likely to fall into such condition.

2.	Matters concerning the Offeror Entity (NAVER Sub)

(1)	Incorporation and Existence

(i)

Offeror Entity (NAVER Sub) is a Kabusiki-Kaisha or Godo-Kaisha duly organized and validly existing under the laws of Japan and has the full corporate power and authority necessary to operate its current business.

(ii)

Offeror Entity (NAVER Sub) is not engaged in any business activities other than the holding of the JV Company Shares, provided, however, that the matters provided in this subparagraph (ii) shall not apply to the case where J. Hub is used as an Offeror Entity (NAVER Sub).

(2)	Violation of Laws and Regulations

The Offeror Entity (NAVER Sub) has not violated or does not violate, in the past and at present, or is unlikely to violate any applicable Laws and Regulations or Government Body Decisions, provided, however, that this paragraph shall only apply to the case where J. Hub is used as the Offeror Entity (NAVER Sub).

(3)	Contracts

The Offeror Entity (NAVER Sub) has not violated or is unlikely to violate any Contracts which the Offeror Entity (NAVER Sub) is a party to or is legally binding upon it, provided, however, that this paragraph shall only apply to the case where J. Hub is used as an Offeror Entity (NAVER Sub).

(4)	Nonexistence of Bankruptcy Proceedings

No petition for or commencement of bankruptcy proceedings has been or is likely to be filed against the Offeror Entity (NAVER Sub). The Offeror Entity (NAVER Sub) is not insolvent, unable to pay or suspended, and is not likely to fall into such condition.

(5)	Shares or Equity of the Offeror Entity (NAVER Sub)

(i)

NAVER holds all of the outstanding shares (excluding treasury shares) or equity in the Offeror Entity (NAVER Sub) and is substantially and recorded in the stock ledger as the sole shareholder with respect to such shares or is substantially and provided in the articles of incorporation as the sole equity holder with respect to such equity. There are no Encumbrances to such shares or equity, except for restrictions on transfer pursuant to the articles of incorporation of the Offeror Entity (NAVER Sub). Neither NAVER nor the Offeror Entity (NAVER Sub) has received or is likely to receive any claims or arguments from any third party in relation to the attribution of shares or equity in the Offeror Entity (NAVER Sub). There are no Contracts between NAVER and third parties as to the rights of the shareholders or equity holder of the Offeror Entity (NAVER Sub), including, but not limited to, the exercise of voting rights.

(ii)

In the Offeror Entity (NAVER Sub), except for shares or equity held by NAVER, there are no shares or equity, share options, convertible bonds, or other rights to convert or acquire shares or equity, and there are no Contracts or resolutions relating to the grant or approval thereof.

(6)	Exclusion of Anti-social Forces

The Offeror Entity (NAVER Sub) has not had or does not have any relationship with anti-social forces, in the past or at present, regardless of economic, business, employment, or delegation relationship (excluding the provision of services by the Offeror Entity (NAVER Sub) to many and unspecified users in the case where J. Hub is used as the Offeror Entity (NAVER Sub)) and does not conduct with anti-social forces any commercial transaction, giving or receiving of interests, or any other transaction, regardless of temporary or continuous.

End

Exhibit 5

Representations and Warranties of SoftBank

1.	Organization and Existence

SoftBank is a corporation duly organized and validly existing under the laws of Japan and has the full corporate power and authority to carry on its business currently operated by it.

2.	Authorization

SoftBank has the full corporate power and authority to enter into and perform the Transaction Agreement. SoftBank has duly and effectively implemented all internal procedures required by Laws and Regulations, its articles of incorporation and other internal rules with respect to the execution and performance of the Transaction Agreement.

3.	Validity and Enforceability of Transaction Agreements

The Transaction Agreement has been duly and validly executed by SoftBank and, upon the execution by NAVER, constitutes a legal, valid and binding obligation of SoftBank enforceable against it in accordance with its terms, except to the extent unenforceable under Laws and Regulations.

4.	No Violation

The execution and performance by SoftBank of the Transaction Agreement do not violate the articles of incorporation of SoftBank and other internal rules, the applicable Laws and Regulations, Government Body Decisions and other agreements to which SoftBank is a party.

5.	Exclusion of Anti-social Forces

SoftBank has not had or does not have any relationship with anti-social forces, in the past or at present, regardless of economic, business, employment, or delegation relationship (excluding the provision of services by the SoftBank to many and unspecified users) and does not conduct with anti-social forces any commercial transaction, giving or receiving of interests, or any other transaction, regardless temporary or continuous.

6.	Nonexistence of Bankruptcy Proceedings

No petition for or commencement of bankruptcy proceedings has been or is likely to be filed against SoftBank. SoftBank is not insolvent, unable to pay or suspended, and is not likely to fall into such condition.

End